EXHIBIT 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CryoLife, Inc. Amended and Restated Non-Employee Directors Stock Option Plan, of our report dated February 9, 1998, with respect to the consolidated financial statements of CryoLife, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Amendment No. 1 on Form 10-K/A on March 23, 1998, and the related financial statement schedule included therein filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP





Atlanta, Georgia
July 20, 1998